Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Amounts in thousands except share and per share information)

On December 4, 2015, TRC Companies, Inc. (the “Company”) filed a report on Form 8-K (the "Original Form 8-K) to report the completion of the acquisition (the "Acquisition") of Willbros Professional Services ("WPS") pursuant to the terms of the Amended and Restated Securities Purchase Agreement dated as of November 30, 2015 (the "Purchase Agreement") by and among TRC Solutions, Inc., as purchaser (the “Purchaser”), the Company, Willbros United States Holdings, Inc., as seller (the “Seller”), and Willbros Group, Inc. (“Willbros”). The description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on December 4, 2015.

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statements of income based upon the combined historical financial statements of the Company and WPS, after giving effect to the acquisition of WPS by the Company and adjustments described in the accompanying notes. The Company's historical financial and operating data for the year ended June 30, 2015 and the three-month period ended September 25, 2015 is derived from the financial data in its audited consolidated financial statements for the year ended June 30, 2015 and from its unaudited consolidated financial statements for the three-month period ended September 25, 2015. The historical financial and operating data for WPS for the year ended June 30, 2015 is derived by adding the financial data from WPS's audited consolidated statement of operations for the year ended December 31, 2014 and WPS's unaudited condensed consolidated statement of operations for the six month period ended June 30, 2015, and subtracting WPS's unaudited condensed consolidated statement of operations for the six-month period ended June 30, 2014. The historical financial and operating data for WPS for the three-month period ended September 30, 2015 is derived by adding the financial data from WPS's unaudited condensed consolidated statements of operations for the nine-month period ended September 30, 2015 and and subtracting WPS's unaudited condensed consolidated statement of operations for the six-month period ended June 30, 2015.

The unaudited pro forma condensed combined balance sheet as of September 25, 2015 shows the combined financial position of the Company and WPS as if the acquisition of WPS had occurred on September 25, 2015. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2015 and the three months ended September 25, 2015 reflect the acquisition as if it had occurred on July 1, 2014, the beginning of the earliest period presented.

The unaudited pro forma combined condensed financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined condensed financial statements;

•	the historical audited financial statements of the Company included in our Annual report on Form 10-K for the fiscal year ended June 30, 2015 and filed with the SEC on September 9, 2015.

•
the historical unaudited interim financial statements of the Company included in our quarterly report on Form 10-Q for the three months ended September 25, 2015 and filed with the SEC on November 4, 2015.

•
the historical audited combined financial statements of Willbros Professional Services as of and for the year ended December 31, 2014 attached as Exhibit 99.1 to the Form 8-K/A to which this unaudited pro forma combined condensed financial information is attached.

•
the historical unaudited combined financial statements of Willbros Professional Services as of and for the nine months ended September 30, 2015 attached as Exhibit 99.2 to the Form 8-K/A to which this unaudited pro forma combined condensed financial information is attached.

This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and may differ from our final acquisition accounting as our final purchase price allocation is subject to post-closing adjustments pursuant to the terms of the Purchase Agreement.

The unaudited pro forma combined condensed financial information is presented for informational purposes only. It has been prepared in accordance with the regulations of the SEC and is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company. It also does not reflect any cost savings, operating synergies or revenue enhancements that we may achieve with respect to the combined company nor the costs necessary to achieve those costs savings, operating synergies and revenue enhancements, or to integrate the operations of the Company and WPS. The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Amounts in thousands except share and per share information)

items expected to have a continuing impact on combined results, such as the effect of debt financing necessary to complete the acquisition as well as the impact of depreciation and amortization expense on acquired assets.

Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands, except share data)

	Historical					As of
	As of	As of				September 25,
	September 25,	September 30,				2015
	2015	2015	Reclassification	Pro-Forma		Pro-Forma
	TRC	WPS	Adjustments 2(i)	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$53,149	$268	$—	$(22,524)	2(a)	$30,893
Restricted cash	—	—	—	—		—
Accounts receivable, less allowance for doubtful accounts	135,141	38,140	3,545	—		176,826
Contract cost and recognized income not yet billed	—	3,545	(3,545)	—		—
Insurance recoverable - environmental remediation	40,919	—	—	—		40,919
Restricted investments	6,382	—	—	—		6,382
Deferred income tax assets	16,281	1,185	—	—		17,466
Income taxes refundable	497	—	—	—		497
Prepaid expenses and other current assets	14,330	7,546	—	1,276	2(b)	23,152
Total current assets	266,699	50,684	—	(21,248)		$296,135

Property and equipment, net	18,380	3,761	—	—		22,141
Goodwill	37,024	—	—	51,818	2(c)	88,842
Intangible assets, net	—	364	8,464	44,136	2(c)	52,964
Long-term deferred income tax assets	2,813	602	—	—		3,415
Long-term restricted investments	18,374	—	—	—		18,374
Long-term prepaid insurance	25,366	—	—	—		25,366
Other assets	9,255	18,235	(8,464)	2,082	2(d)	21,108
Total assets	$377,911	$73,646	$—	$76,788		$528,345

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,641	$6,721	$—	$11,640	2(e)	$23,002
Current portion of capital lease obligations	92	—	—	—		92
Accounts payable	31,280	1,754	—	1,538	2(f)	34,572
Accrued compensation and benefits	55,412	3,394	—	—		58,806
Contract billings in excess of cost and recognized income	—	1,955	(1,955)	—		—
Deferred revenue	12,404	—	1,955	—		14,359
Environmental remediation liabilities	8,680	—	—	—		8,680
Income taxes payable	1,794	—	—	—		1,794
Other accrued liabilities	41,599	9,828	—	—		51,427
Total current liabilities	155,902	23,652	—	13,178		192,732
Non-current liabilities:
Long-term debt, net of current portion	51	18,366	—	96,528	2(e)	114,945
Income taxes payable and deferred income tax liabilities	1,695	—	—	—		1,695
Deferred revenue	67,121	—	—	—		67,121
Environmental remediation liabilities	482	—	—	—		482
Other long-term liabilities	—	1,878	—	(1,751)	2(g)	127
Total liabilities	225,251	43,896	—	107,955		377,102
Commitments and contingencies
Equity:
Common stock	3,083	—	—	—		3,083
Additional paid-in capital	191,536	—	—	—		191,536
Accumulated deficit / Net parent investment	(41,447)	29,497	—	(30,914)	2(f), 2(h)	(42,864)
Accumulated other comprehensive loss	(80)	—	—	—		(80)
Treasury stock, at cost	(33)	—	—	—		(33)
Total shareholders' equity applicable to TRC/WPS	153,059	29,497	—	(30,914)		151,642
Noncontrolling interest	(399)	253	—	(253)	2(c)	(399)
Total equity	152,660	29,750	—	(31,167)		151,243
Total liabilities and equity	$377,911	$73,646	$—	$76,788		$528,345

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended June 30, 2015
(In thousands, except per share data)

	Historical
	Twelve Months Ended					Twelve Months Ended
	June 30,	June 30,	Reclassification			June 30,
	2015	2015	Adjustments	Pro-Forma		2015
	TRC	WPS	3(d)	Adjustments	Notes	Pro-Forma Combined

Gross revenue	$546,117	$226,511	$—	$—		$772,628
Less subcontractor costs and other direct reimbursable charges	138,099	—	72,088	—		210,187
Net service revenue	408,018	226,511	(72,088)	—		562,441

Interest income from contractual arrangements	97	—	—	—		97
Insurance recoverables and other income	6,533	—	—	—		6,533

Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	337,291	192,730	(72,654)	—		457,367
General and administrative expenses	36,982	33,823	(326)	—		70,479
Provision for doubtful accounts	349	—	121	—		470
Depreciation and amortization	9,316	—	771	3,592	3(a)	13,679
Total operating costs and expenses	383,938	226,553	(72,088)	3,592		541,995
Operating income (loss)	30,710	(42)	—	(3,592)		27,076
Interest income	—	1,068	—	—		1,068
Interest expense	(134)	(1,068)	—	(3,010)	3(b)	(4,212)
Other income (expense)	—	(12)	—	—		(12)
Income (loss) from operations before taxes	30,576	(54)	—	(6,602)		23,920
Income tax (provision) benefit	(11,180)	328	—	2,641	3(c)	(8,211)
Net income (loss)	19,396	274	—	(3,961)		15,709
Net loss (income) applicable to noncontrolling interest	19	(54)	—	—		(35)
Net income applicable to TRC/WPS	$19,415	$220	$—	$(3,961)		$15,674

Basic earnings per common share	$0.64	$—	$—	$—		$0.52
Diluted earnings per common share	$0.63	$—	$—	$—		$0.51

Weighted-average common shares outstanding:
Basic	30,291	—	—	—		30,291
Diluted	30,724	—	—	—		30,724

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended September 25, 2015
(In thousands, except per share data)

	Historical
	Three Months Ended			Period			Three Months Ended
	September 25,	September 30,	Reclassification	Alignment			September 25,
	2015	2015	Adjustments	Adjustments	Pro-Forma		2015
	TRC	WPS	3(d)	3(e)	Adjustments	Notes	Pro-Forma Combined

Gross revenue	$135,459	$50,963	$—	$(2,389)	$—		$184,033
Less subcontractor costs and other direct reimbursable charges	35,296	—	17,865	(837)	—		52,324
Net service revenue	100,163	50,963	(17,865)	(1,552)	—		131,709

Interest income from contractual arrangements	15	—	—	—	—		15
Insurance recoverables and other income	742	—	—	—	—		742

Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	82,984	42,942	(18,085)	(1,165)	—		106,676
General and administrative expenses	7,999	7,962	(125)	(367)	—		15,469
Provision for doubtful accounts	—	—	47	—	—		47
Depreciation and amortization	2,264	—	298	(14)	981	3(a)	3,529
Total operating costs and expenses	93,247	50,904	(17,865)	(1,546)	981		125,721
Operating income	7,673	59	—	(6)	(981)		6,745
Interest income	—	408	—	(19)	—		389
Interest expense	(28)	(408)	—	19	(716)	3(b)	(1,133)
Other income (expense)	—	(5)	—	—	—		(5)
Income from operations before taxes	7,645	54	—	(6)	(1,697)		5,996
Income tax (provision) benefit	(3,157)	(36)	—	2	679	3(c)	(2,512)
Net income	4,488	18	—	(4)	(1,018)		3,484
Net loss (income) applicable to noncontrolling interest	4	(52)	—	2	—		(46)
Net income applicable to TRC/WPS	$4,492	$(34)	$—	$(2)	$(1,018)		$3,438

Basic earnings per common share	$0.15	$—	$—	$—	$—		$0.11
Diluted earnings per common share	$0.14	$—	$—	$—	$—		$0.11

Weighted-average common shares outstanding:
Basic	30,635	—	—	—	—		30,635
Diluted	31,318	—	—	—	—		31,318

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Note 1. Basis of Presentation

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of TRC Companies, Inc. (the “Company”) and Willbros Professional Services ("WPS"), after giving effect to the acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the acquisition on the Company.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, operating synergies or revenue enhancements that we may achieve with respect to the combined company nor the costs necessary to achieve those costs savings, operating synergies and revenue enhancements, or to integrate the operations of the Company and WPS.

The unaudited pro forma combined balance sheet reflects the acquisition as if it has been consummated on September 25, 2015 and includes pro forma adjustments for our preliminary valuations of certain intangible assets. The unaudited pro forma combined statements of operations for the three months ended September 25, 2015 and for the year ended June 30, 2015, reflect the acquisition as if it had occurred on July 1, 2014. Our fiscal quarters end on the last Friday of the quarter except for the last quarter of the fiscal year which always ends on June 30.

The pro forma combined balance sheet has been adjusted to reflect the allocation of the purchase price to identifiable net assets acquired and to goodwill. The preliminary consideration is as presented in the following table.

(in thousands)
Current and other assets	$50,684
Property and equipment, net	3,761
Goodwill	51,818
Intangible Assets	44,500
Other non-current assets	18,837
Total assets	169,600

Current liabilities other than current portion of long-term debt	(16,931)
Current portion of long-term debt	(6,721)
Other long term liabilities	(127)
Long-term debt	(18,366)
Total liabilities	(42,145)
Estimated purchase price	$127,455

The preliminary identifiable intangible assets in the pro forma financial statements consist of anticipated intangibles derived from customer relationships, acquired backlog, and internally developed software. The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment to the pro forma statements of income, as further described in Note 4. The identifiable intangible assets and related amortization are preliminary and are based on management's estimates. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the transaction may differ significantly between periods based upon the final value assigned, and amortization methodology used, for each identifiable intangible asset.

Note 2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

a.
Represents the use of existing Company cash to fund a portion of the estimated purchase price as described in Note 1, Company transaction and financing costs, and certain historical Company financing costs paid prior to, or concurrent with, closing the acquisition, including transaction costs and debt financing fees. Company financing fees are capitalized as deferred debt issuance costs.

(in thousands)
Cash proceeds of new debt	$102,000
Cash consideration paid	(119,955)
Debt financing fees paid	(3,022)
Transaction costs paid	(47)
Pre-funded benefits	(1,500)
$(22,524)

b.
Represents $1.5 million in employee health benefits pre-funded by the Company to Willbros Group, Inc. through December 31, 2015, net of $0.2 million in previously deferred debt issuance costs reclassified to other assets and $0.1 million in previously deferred debt issuance costs expensed.

c.
Represents the acquisition method of accounting based on the estimated fair value of the assets and liabilities of WPS as discussed in Note 1 above. Additional information regarding the fair value of intangible assets acquired is discussed in Note 4 below.

d.
Represents $0.2 million in previously deferred debt issuance costs reclassified from prepaid and other current assets, and $1.9 million of additional deferred debt issuance costs incurred with respect to the Company's revolving credit facility.

e.
Represents adjustments to current and long-term debt for borrowings made to fund the acquisition, net of deferred debt issuance costs incurred. Additionally, $7.5 million in purchase price being held by the Company until the earlier of certain contract novations and consents pursuant to the Purchase Agreement, or March 15, 2016, are also presented as current debt. The adjustments to current and long-term debt are as follows:

(in thousands)
Current portion of term loan borrowings	$4,140
Deferred purchase price payable	7,500
Increase to short-term debt	$11,640

Revolving credit facility	$27,000
Term loan borrowings, net of current portion	70,860
Deferred term loan debt issuance costs and discounts, non-current	(1,332)
Increase to long-term debt	$96,528

f.
Represents the recording of $1.5 million in estimated remaining transaction costs to be incurred by the Company in connection with the Acquisition. In accordance with U.S. GAAP, acquisition related transaction costs are not included as a component of purchase price but are required to be expensed as incurred. The unaudited pro-forma condensed combined balance sheet reflects the $1.5 million of costs as an increase to accounts payable with a corresponding increase in accumulated deficit.

g.	Represents the elimination of WPS's deferred rent liability of $1.8 million as a purchase accounting adjustment.

h.
Represents the elimination of WPS's net parent investment, as well as historical deferred debt financing fees expensed and additional transaction fees incurred. The adjustment in retained earnings / net parent investment is as follows:

(in thousands)
Elimination of WPS net parent investment	$(29,497)
Adjustment for Company deferred debt financing fees and discounts	121
Adjustment for Company transaction costs	(1,538)
Adjustment to retained earnings / WPS net parent investment	$(30,914)

i.	To reclassify certain WPS balances to conform with the Company's financial statement presentation as well as reclassify the Company's net intangible assets for presentation outside of other assets.

Note 3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

a.
Represents adjustments to record amortization expense related to other identifiable intangible assets calculated on a basis approximating the economic value derived from those assets. See Note 4 for additional information on the amortization lives of the intangible assets expected to be recognized.

The adjustment to amortization expense is as follows:

(in thousands)	Pro Forma Three Months Ended September 25, 2015	Pro Forma Twelve Months Ended June 30, 2015
Customer relationships	$951	$2,527
Backlog	—	900
Internally developed software	50	200
	1,001	3,627
Less: WPS historical intangible asset amortization	(20)	(35)
Total additional intangibles amortization expense	$981	$3,592

b.
Represents the net impact to interest expense resulting from the reversal of historical Company interest expense and historical amortization of deferred debt issuance costs, and to record estimated interest expense and amortization of deferred debt issuance costs associated with the new borrowings incurred. The interest expense incurred on the new borrowings utilizes an interest rate of 2.318%, which represents the interest rate incurred on the date of borrowing.

(in thousands)	Pro Forma Three Months Ended September 25, 2015	Pro Forma Twelve Months Ended June 30, 2015
Interest expense on revolving facility	$156	$626
Interest expense on term-loan facility	406	1,698
Amortization of revolving facility debt issuance costs	104	416
Amortization of term-loan facility debt issuance costs	74	308
Expensing of historical deferred issuance costs incurred	—	58
Reversal of the Company's interest expense and amortization of deferred issuance costs	(24)	(96)
	$716	$3,010

c.
Represents adjustments to income tax expense as a result of the tax impact on the pro forma adjustments. An estimated combined Federal and State statutory rate of 40% was utilized to compute the income tax expense related to each pro forma condensed combined statement of operations.

d.	To reclassify certain WPS balances to conform with the Company's financial statement presentation.

e.
To reflect the adjustment of WPS's operating results by pro-rating from 64 operating days to 61 operating days to conform with the Company's fiscal reporting calendar ended September 25, 2015 from WPS's calendar period ended September 30, 2015.

Note 4. Intangible Assets

The significant intangible assets identified in the preliminary purchase price allocation discussed above include customer relationships, backlog, and internally developed software. The table below indicates the estimated fair value of each of the intangibles identified and the approximate useful lives of each:

(in thousands)
Intangible Asset	Approximate Fair Value	Estimated Weighted Average Useful Life
Customer relationships	$42,600	6.0 years
Backlog	900	0.5 years
Internally developed software	1,000	3.0 years
Total	$44,500

The determination of fair value for the customer relationships and backlog assets was primarily based upon the expected discounted cash flows. The fair value of the internally developed software was based upon the estimated costs to re-create. The determination of useful life was based upon historical experience, economic factors, and projected future cash flows of the combined Company. The customer relationship intangible assets are being amortized on a basis approximating the economic value derived from those assets. The backlog and internally developed software are being amortized on a straight-line basis over their estimated useful lives.